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                                                                   EXHIBIT 10.23

                        SECURED DEMAND PROMISSORY NOTE
                        ------------------------------

$843,024.73                                               El Segundo, California
                                                                December 8, 2000

          FOR VALUE RECEIVED, the undersigned, Thomas E. Whidden Ttee & Linda L. Whidden Ttee, U/A dtd 11/7/97 by Whidden Trust, a trust (the "Borrower"), whose
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address is _____________________________________________________ promises to pay on demand to INFONET SERVICES CORPORATION, a Delaware corporation (the "Company"), or order, the principal amount of eight hundred forty-three
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thousand twenty four and 73/100 dollars ($843,024.73), with interest from the date hereof on the unpaid principal balance under this Note at a fluctuating interest rate per annum that is at all times equal to the lesser of (1) the Reference Rate plus 0.75%, such Reference Rate to be initially set on the initial Rate Determination Date (as defined below) and thereafter reset on each subsequent Rate Determination Date, and (2) the maximum rate per annum from time to time permitted under applicable law. For purposes of this Note, the
"Reference Rate" means the rate per annum quoted in The Wall Street Journal
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published on the applicable Rate Determination Date (as defined below) as the interest rate applicable to "LIBOR (3-month)", and the "Rate Determination Date"
                                                        -----------------------
means (1) for the period through and including June 29, 2001, December 8, 2000,
(2) for the period from June 30, 2001 through and including December 30, 2001, June 30, 2001 and (3) for the period from and after December 31, 2001, December 31, 2002.

          Interest on this Note shall be due and payable: (1) in arrears on the date six months from the date hereof and on each six month anniversary thereafter until the Note is paid in full; (2) on the date of any prepayment of this Note (to the extent accrued on the amount being prepaid) and (3) upon the date of demand. Borrower shall have the option to capitalize interest paid as set forth in subsection (1).

          All computations of interest shall be made by the Borrower on the basis of a 360-day year, for the actual number of days elapsed in the relevant period (including the first day but excluding the last day). In no event shall the interest rate payable on this Note exceed the maximum rate of interest permitted to be charges under applicable law.

          All payments under this Note shall be made to the Company or its order, in lawful money of the United States of America and in immediately available funds and delivered to the Company by wire transfer to such account as the Company or any holder hereof shall designate in writing for such purpose from time to time. If a payment under this Note otherwise would become due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next day which is not a Saturday, Sunday or legal holiday, and interest shall be payable thereon during such extension. All amounts due under this Note and the Pledge and Security Agreement shall be payable without defense, set off or counterclaim.

          Each payment under this Note shall be applied in the following order:
(1) to the payment of costs and expenses provided for under this Note and the Pledge and Security

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Agreement; (2) to the payment of accrued and unpaid interest; and (3) to the payment of outstanding principal.

          This note may be prepaid in whole or in part at any time, after five
(5) days' written notice of the Borrower's intention to make any such prepayment, which notice shall specify the date and amount of such prepayment. The written notice of the Borrower to make a prepayment under this Note shall create an irrevocable obligation of the Borrower to pay the amount specified on the date specified in such notice. Any prepayment shall be without penalty except that interest shall be paid to the date of payment on the principal amount prepaid.

          The proceeds of the loan evidenced by this Note shall be used by the Borrower on the date of receipt of such proceeds to repay in full all amounts owing by the Borrower to Merrill Lynch Private Finance, Inc. ("Merrill Lynch")
                                                               -------------
pursuant to the Loan and Collateral Account Agreement between the Borrower and Merrill Lynch ("the Merrill Lynch Loan Agreement"). Concurrently with the
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repayment of such amounts, Borrower shall terminate the Merrill Lynch Loan
Agreement (including the commitments thereunder) and shall cause Merrill Lynch to execute and deliver to the Company a payoff letter in form and substance reasonably satisfactory to the Company.

          Upon the occurrence and during the continuation of a default under this Note or the Pledge and Security Agreement, including, without limitation, failure to make any principal or interest payment by the stated maturity (whether by acceleration, notice of prepayment or otherwise) for such payment, interest shall thereafter accrue on the entire unpaid principal balance under this Note, including without limitation any delinquent interest which has been added to the principal amount due under this Note pursuant to the terms hereof, at the rate per annum set forth herein plus two percent (2.0%) per annum (on the basis of a 360-day year and the actual number of days elapsed) or, if less, the maximum rate per annum from time to time permitted under applicable law. In addition, upon the occurrence and during the continuation of a default under this Note or the Pledge and Security Agreement the holder of this Note may, at its option, without notice to or demand upon the Borrower or any other party, declare immediately due and payable the entire principal balance hereof together with all accrued and unpaid interest thereon, plus any other amounts then owing pursuant to this Note or the Pledge and Security Agreement, whereupon the same shall be immediately due and payable. On each anniversary of the date of any default under this Note and while such default is continuing, all interest which has become payable and is then delinquent shall, without curing the default under this Note by reason of such delinquency, be added to the principal amount due under this Note, and shall thereafter bear interest at the same rate as is applicable to principal, with interest on overdue interest to bear interest, in each case to the fullest extent permitted by applicable law, both before and after default, maturity, foreclosure, judgment and the filing of any petition in a bankruptcy proceeding. In no event shall interest be charged under this Note which would violate any applicable law.

          This Note is secured under that certain Pledge and Security Agreement, dated as of even date herewith, by and between the Borrower and the Company
(as amended, modified or otherwise supplemented from time to time, (the "Pledge
                                                                         ------
and Security Agreement"). Reference is hereby made to the Pledge and Security
----------------------
Agreement for a description of the nature and extent of

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the security for this Note and the rights with respect to such security of the holder of this Note. Nothing herein shall be deemed to limit the rights of the Company under this Note or the Pledge and Security Agreement, all of which rights and remedies are cumulative.

          No waiver or modification of any of the terms of this Note shall be valid or binding unless set forth in a writing specifically referring to this Note and signed by a duly authorized officer of the Company or any holder of this Note, and then only to the extent specifically set forth therein.

          If any default occurs in any payment due under this Note, the Borrower and all guarantors and endorsers hereof, and their successors and assigns, promise to pay all cost and expenses, including attorneys' fees, incurred by each holder hereof in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced. None of the provisions hereof and none of the holder's rights or remedies under this Note on account of any past or future defaults shall be deemed to have been waived by the holder's acceptance of any past due installments or by any indulgence granted by the holder to the Borrower.

          The Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive presentment, demand, diligence, protest and notice of every kind (except such notices as may be required under the Pledge and Security Agreement), and agreed that they shall remain liable for all amounts due under this Note notwithstanding any extension of time or change in the terms of payment of this Note granted by any holder hereof, any change, alteration or release of any property now or hereafter securing the payment hereof or any delay or failure by the holder hereof to exercise any rights under this Note or the Pledge and Security Agreement. The Borrower and all guarantors and endorses hereof, and their successors and assigns, hereby waive the right to plead and all statutes or limitation as a defense to a demand under this Note to the maximum extent permitted by law.

          This Note shall inure to the benefit of the Company, its successors and assigns and shall bind the heirs, executors, administrators, successors and permitted assigns of the Borrower; provided that the Borrower shall not assign
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or transfer any of its rights, duties or obligations hereunder, without the prior written consent of the Company, in its sole discretion. Any purported assignment or transfer in violation of this provision shall be of no force and effect. Each reference herein to powers or rights of the Company shall also be deemed a reference to the same power or right of such permitted assignees, to the extent of the interest assigned to them.

          In the event that any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

          This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles thereof relating to conflicts of law; provided, that the Company and each holder hereof
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reserves any and all rights it may have under federal law, including without limitation those relating to the charging of interest.

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          IN WITNESS WHEREOF, the Borrower has caused this Secured Demand
Promissory Note to be duly executed and delivered as of the day and year first above written.




                                           THOMAS E. WHIDDEN TTEE & LINDA L.
                                           WHIDDEN TTEE, U/A DTD 11/7/97 BY
                                           WHIDDEN TRUST, a trust


                                           By:   /s/ THOMAS E. WHIDDEN
                                                 -----------------------
                                                 Thomas E. Whidden
                                                 Trustee


                                           By:   /s/ LINDA L. WHIDDEN
                                                 -----------------------
                                                 Linda L. Whidden
                                                 Trustee